EXHIBIT 5.1

Kilpatrick Townsend & Stockton LLP ktslaw.com	Suite 2800, 1100 Peachtree Street NE Atlanta, GA 30309-4528

March 17, 2025

Elutia Inc.

12510 Prosperity Drive

Suite 370

Silver Spring, MD 20904

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Elutia Inc., a Delaware corporation (“Elutia”), in connection with its preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time by Elutia of an indeterminate amount of: (i) one or more series of Elutia’s debt securities (the “Debt Securities”); (ii) warrants of Elutia (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities; (iii) shares of Elutia’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”); (iv) shares of Elutia’s Class B common stock, par value $0.001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”); (v) shares of one or more series of Elutia’s preferred stock (the “Preferred Stock”); and (vi) units of Elutia (the “Units”) representing a combination of one or more Securities (as defined below) other than Units. The Debt Securities, Warrants, Common Stock, Preferred Stock and Units are collectively referred to herein as the “Securities” and individually as a “Security.” The offering of the Securities will be made as set forth in the prospectus contained in the Registration Statement (the “Base Prospectus”), as that Base Prospectus is supplemented by one or more prospectus supplements from time to time (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”).

The Registration Statement also relates to the issuance and sale of up to $50,000,000 of Class A Common Stock (the “Placement Shares”) pursuant to the sales agreement prospectus contained in the Registration Statement (the “Sales Agreement Prospectus”). We understand that the Company has agreed to issue and sell the Placement Shares from time to time through Cantor Fitzgerald & Co., as sales agent (the “Sales Agent”) pursuant to a Controlled Equity OfferingSM Sales Agreement dated March 17, 2025 by and among the Company and the Sales Agent (the “Sales Agreement”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, certificates of corporate officers and government officials, instruments and other documents, as we have deemed necessary or appropriate for purposes of this opinion. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of Elutia and others, without independent verification of their accuracy.

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March 17, 2025

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except with respect to the Securities, to the extent in our numbered opinions below) the validity and binding effect thereof on such parties.

In rendering our opinions below, we have also assumed that: (i) the Registration Statement and any supplements and amendments thereto (including any post-effective amendments) will have become and remain effective, will not be subject to any stop order and will comply with all applicable laws; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities to be offered for sale thereby in accordance with all applicable laws; (iii) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by Elutia with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon Elutia or any restriction imposed by any court or governmental body having jurisdiction over Elutia; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered (including any applicable trust indenture) will have been duly authorized and validly executed and delivered by Elutia and the other parties thereto; (vi) any applicable indenture, Debt Security, warrant agreement, Warrant or unit agreement will be governed by the laws of the State of New York; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance by all necessary corporate action of Elutia; and (viii) with respect to shares of Common Stock or Preferred Stock, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under Elutia’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and not otherwise reserved for issuance. Furthermore, and without limiting the foregoing, with respect to the Placement Shares, we have assumed that (i) each sale of the Placement Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) no more than 25,000,000 Placement Shares will be sold for a consideration not less than the par value of the Class A Common Stock.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that, as of the date hereof:

1.            With respect to the Debt Securities, when (a) an indenture with respect to such Debt Securities (an “Applicable Indenture”) has been duly authorized, executed and delivered by all necessary corporate action of Elutia, (b) the Applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of Elutia, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of Elutia, enforceable against Elutia in accordance with their terms.

2.            With respect to Warrants, when (a) any applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of Elutia, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of any applicable warrant agreement and authorized by all necessary corporate action of Elutia, and (c) such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of any applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action, such Warrants will be the legally valid and binding obligations of Elutia, enforceable against Elutia in accordance with their terms.

March 17, 2025

3.            With respect to Common Stock, when an issuance of Common Stock has been duly authorized by all necessary corporate action of Elutia, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed (a) the respective total amounts and numbers of shares available under the Articles of Incorporation and (b) the total amounts and number of shares authorized by the board of directors of Elutia in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that Elutia will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

4.            With respect to Preferred Stock, when a series of Preferred Stock has been duly established in accordance with the terms of the Articles of Incorporation (including the adoption and filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such Preferred Stock), and authorized by all necessary corporate action of Elutia, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed (a) the respective total amounts and numbers of shares available under the Articles of Incorporation, and (b) the total amounts and numbers of shares authorized by the board of directors of Elutia in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that Elutia will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

5.            With respect to Units, when (a) the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of Elutia, (b) the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of Elutia, and (c) such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action, such Units will be the legally valid and binding obligations of Elutia, enforceable against Elutia in accordance with their terms.

6.            The Placement Shares, when sold and issued against payment therefor in accordance with the Sales Agreement, the Registration Statement and the Sales Agreement Prospectus, will be validly issued, fully paid and nonassessable.

Our opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and (ii) general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith, fair dealing and reasonableness in the interpretation and enforcement of contracts and the discretion of the court before which any proceeding may be brought, and the application of such principles to limit the availability of equitable remedies such as specific performance.

March 17, 2025

We express no opinion regarding: (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Applicable Indenture, the Debt Securities, any applicable warrant agreements, the Warrants, any applicable unit agreements or the Units or the Sales Agreement (collectively, the “Documents”) of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in any Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any provision under any Document waiving the right to object to venue in any court; (vi) any waiver of the right to jury trial; (vii) any agreement to submit to the jurisdiction of any Federal court; (viii) any provision providing for the payment of any judgment or decree in currency other than U.S. dollars; (ix) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (x) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (xi) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (xii) the creation, validity, attachment, perfection, or priority of any lien or security interest; (xiii) setoff rights; (xiv) proxies, powers and trusts, (xv) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xvi) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others; or (xvii) the severability of provisions to the foregoing effect.

We are opining herein only as to DGCL and the laws of the State of New York.

This opinion has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any change in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

March 17, 2025

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the Base Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ KILPATRICK TOWNSEND & STOCKTON LLP